As filed with the Securities and Exchange Commission on July 1, 2010
Registration No. 33-88962

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE
AMENDMENT NO. 2
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
COMSTOCK RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	94-1667468
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
5300 Town and Country Boulevard
Suite 500
Frisco, Texas 75034
(Address of Principal Executive Offices) (Zip Code)
Comstock Resources, Inc. 401(k) Profit Sharing Plan
(Full title of the plan)
M. Jay Allison
President and Chief Executive Officer
5300 Town and Country Blvd., Suite 500
Frisco, Texas 75034
(972) 668-8800
(Name, address and telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE
     The Registration Statement on Form S-8 (Registration No. 33-88962) (the “Registration Statement”) of Comstock Resources, Inc., a Nevada corporation (“Comstock”), pertaining to the registration of shares of common stock, par value $0.50 per share, of Comstock (the “Comstock Common Stock”) issuable under the terms of Comstock’s 401(k) Profit Sharing Plan (the “Plan”), to which this Post-Effective Amendment No. 2 relates, was originally filed with the Securities and Exchange Commission on January 30, 1995 and was subsequently amended on May 7, 2008.
     We are further amending the Form S-8 because of an amendment to the Plan. We have included as Exhibit 4.1 to this Post-Effective Amendment No. 2 to the Registration Statement the current version of the Plan, amended and restated, effective as of July 1, 2010.
SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Frisco, State of Texas, on July 1, 2010.

COMSTOCK RESOURCES, INC.
By:	/s/ M. Jay Allison
M. Jay Allison
President and Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ M. Jay Allison M. Jay Allison	President, Chief Executive Officer, Chairman of the Board of Directors, Director (Principal Executive Officer)	July 1, 2010

/s/ Roland O. Burns Roland O. Burns	Senior Vice President, Chief Financial Officer, Director (Principal Financial and Accounting Officer)	July 1, 2010

/s/ David K. Lockett	Director	July 1, 2010

David Lockett

/s/ Cecil E. Martin, Jr.	Director	July 1, 2010

Cecil E. Martin, Jr.

/s/ David W. Sledge	Director	July 1, 2010

David W. Sledge

/s/ Nancy E. Underwood	Director	July 1, 2010

Nancy E. Underwood

EXHIBITS

Exhibit No.	Description
4.1*	Comstock Resources, Inc. 401(k) Profit Sharing Plan
24.1+	Power of Attorney of certain officers and directors of the Registrant

*	Filed herewith.

+	Previously filed as Exhibit 24.1 to the Registration Statement on Form S-8 filed with the Securities and Exchange Commission by the Registrant on January 30, 1995.